News from
Arch Coal, Inc.

FOR FURTHER INFORMATION:

Deck S. Slone
Vice President, Investor
Relations and Public Affairs
314/994-2717

FOR IMMEDIATE RELEASE
Wednesday, June 20, 2007

Arch Coal Divests Mining Complex in Central Appalachia
to Alpha Natural Resources

ST. LOUIS (June 20, 2007) – Arch Coal, Inc. (NYSE:ACI) today announced the divestiture of its Mingo Logan subsidiary’s Ben Creek Complex in West Virginia (“Mingo Logan”) to Cobra Natural Resources, LLC, a subsidiary of Alpha Natural Resources. Upon closing of the transaction, which is expected to occur at the end of June 2007, Arch Coal will receive cash of approximately $40 million in exchange for Mingo Logan’s mining operations, ancillary equipment and 9.2 million tons of reported coal reserves as of December 31, 2006.

“This transaction is advantageous for Arch and our shareholders,” said Steven F. Leer, Arch Coal’s chairman and chief executive officer. “Our goal is to continuously maximize the value of our asset base through a selective portfolio approach that will deliver superior shareholder returns over the long-term. This transaction also provides synergistic opportunities for Alpha Natural Resources, whose operations are in close proximity to Mingo Logan.”

“The sale of Mingo Logan allows Arch to monetize an asset at an advantageous time and further strengthen our financial flexibility for future growth opportunities,” continued Leer. “We expect Central Appalachia to remain an important operating region for Arch, with our strategic focus centered on our remaining operations, including the new longwall operation at Mountain Laurel.”

The Mingo Logan longwall mine and its workforce have contributed significantly to Arch Coal’s success over the past 15 years. “The talented workforce is to be commended for a job well done,” said John W. Eaves, Arch Coal’s president and chief operating officer. “Through their efforts, Mingo Logan has achieved an impressive record in the key areas of safety, productivity and environmental stewardship.”

As a result of the sale, Arch expects to record a pre-tax gain during the second quarter of 2007, offsetting losses on several retained below-market sales contracts as well as costs associated with the sale of Mingo Logan and the wind-down and depletion of the longwall. Mingo Logan’s longwall is expected to deplete at the end of June.

Arch currently anticipates Mountain Laurel’s longwall operation to commence during the fourth quarter of 2007, with the capacity to produce up to 5 million tons of coal annually and the flexibility to sell tonnage into the metallurgical or thermal coal markets depending on prevailing market conditions.

Upon completion of the transaction, Arch Coal will control four large mining complexes and approximately 393 million tons of total coal reserves in Central Appalachia, based on Arch’s reported coal reserve position as of December 31, 2006. Mingo Logan sold approximately 4 million tons of coal in 2006.

St. Louis-based Arch Coal is one of the nation’s largest coal producers. The company’s core business is providing U.S. power generators with clean-burning, low-sulfur coal for electric generation. Through its national network of mines, Arch supplies the fuel for approximately 6 percent of the electricity generated in the United States.

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Forward-Looking Statements: This press release contains “forward-looking statements” – that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties arise from changes in the demand for our coal by the domestic electric generation industry; from legislation and regulations relating to the Clean Air Act and other environmental initiatives; from operational, geological, permit, labor and weather-related factors; from fluctuations in the amount of cash we generate from operations; from future integration of acquired businesses; and from numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive or regulatory nature. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. For a description of some of the risks and uncertainties that may affect our future results, you should see the risk factors described from time to time in the reports we file with the Securities and Exchange Commission.